BT- PB-8

                       PRINCIPAL PACIFIC BASIN FUND, INC.
                             SUB-ADVISORY AGREEMENT


AGREEMENT executed as of the 1st day of April, 2000, by and between PRINCIPAL MANAGEMENT CORPORATION, an Iowa corporation (hereinafter called "the Manager"), and BT FUNDS MANAGEMENT (INTERNATIONAL) LIMITED, a New South Wales, Australia corporation (hereinafter called "the Sub-Advisor").

W I T N E S S E T H:

WHEREAS, the Manager is the manager and investment adviser to Principal Pacific Basin Fund, Inc., (the "Fund"), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Manager desires to retain the Sub-Advisor to furnish it with portfolio selection and related research and statistical services in connection with the investment advisory services for the Fund, which the Manager has agreed to provide to the Fund, and the Sub-Advisor desires to furnish such services; and

WHEREAS, The Manager has furnished the Sub-Advisor with copies properly certified or authenticated of each of the following and will promptly provide the Sub-Advisor with copies properly certified or authenticated of any amendment or supplement thereto:

     (a) Management Agreement (the "Management Agreement") with the Fund;

     (b) The Fund's registration statement and financial statements as filed with the Securities and Exchange Commission;

     (c) The Fund's Articles of Incorporation and By-laws;

     (d) Policies, procedures or instructions adopted or approved by the Board of Directors of the Fund relating to obligations and services provided by the Sub-Advisor.

NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:

     1.  Appointment of Sub-Advisor

         In accordance with and subject to the Management Agreement, the Manager hereby appoints the Sub-Advisor to perform the services described in
         Section 2 below for investment and reinvestment of the securities and other assets of the Fund, subject to the control and direction of the Manager and the Fund's Board of Directors, for the period and on the terms hereinafter set forth. The Sub-Advisor accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub-Advisor shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager.

     2.  Obligations of and Services to be Provided by the Sub-Advisor
         -------------------------------------------------------------

         The Sub-Advisor is hereby expressly authorized to:

         (a) Provide investment advisory services, including but not limited to research, advice and portfolio management for the Fund.

         (b) Furnish to the Board of Directors of the Fund for approval (or any appropriate committee of such Board), and revise from time to time as economic conditions require, a recommended investment program for the Fund consistent with the Fund's investment objective and policies.

         (c) Implement the approved investment program by placing orders for the purchase and sale of securities without prior consultation with the Manager and without regard to the length of time the securities have been held, the resulting rate of portfolio turnover or any tax considerations, subject always to the provisions of the Fund's Certificate of Incorporation and Bylaws, the requirements of the 1940 Act, as each of the same shall be from time to time in effect.

         (d) Advise and assist the officers of the Fund, as requested by the officers, in taking such steps as are necessary or appropriate to carry out the decisions of its Board of Directors, and any appropriate committees of such Board, regarding the general conduct of the investment business of the Fund.

         (e) Maintain, in connection with the Sub-Advisor's investment advisory services obligations, compliance with the 1940 Act and the regulations adopted by the Securities and Exchange Commission thereunder and the Fund's investment strategies and restrictions as stated in the Fund's prospectus and statement of additional information.

         (f) Report to the Board of Directors of the Fund at such times and in such detail as the Board of Directors may reasonably deem appropriate in order to enable it to determine that the investment policies, procedures and approved investment program of the Fund are being observed.

         (g) Upon request, provide assistance and recommendations for the determination of the fair value of certain securities when reliable market quotations are not readily available for purposes of calculating net asset value in accordance with procedures and methods established by the Fund's Board of Directors.

         (h) Furnish, at its own expense, (i) all necessary investment and management facilities, including salaries of clerical and other personnel required for it to execute its duties faithfully, and
               (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment advisory affairs of the Fund.

         (i) Open accounts with broker-dealers and futures commission merchants ("broker-dealers"), select broker-dealers to effect all transactions for the Fund, place all necessary orders with broker-dealers or issuers (including affiliated broker-dealers), and negotiate commissions, if applicable. To the extent consistent with applicable law, purchase or sell orders for the Fund may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Advisor; provided however, the Sub-Advisor is under no obligation to do so. In such event allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub-Advisor in the manner the Sub-Advisor considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to other clients. The Sub-Advisor will report on such allocations at the request of the Manager, the Fund or the Fund's Board of Directors providing such information as the number of aggregated trades to which the Fund was a party, the broker-dealers to whom such trades were directed and the basis for the allocation for the aggregated trades. The Sub-Advisor shall use its best efforts to obtain execution of transactions for the Fund at prices which are advantageous to the Fund and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Advisor may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Sub-Advisor. To the extent consistent with applicable law, the Sub-Advisor may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research products and/or services, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Advisor and its affiliates have with respect to the Fund as well as to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Advisor in managing the Fund. In addition, joint repurchase or other accounts may not be utilized by the Fund except to the extent permitted under any exemptive order obtained by the Sub-Advisor provided that all conditions of such order are complied with.

         (j) Maintain all accounts, books and records with respect to the Fund as are required of an investment advisor of a registered investment company pursuant to the 1940 Act and Investment Advisor's Act of 1940 (the "Investment Advisor's Act"), and the rules thereunder, and furnish the Fund and the Manager with such periodic and special reports as the Fund or Manager may reasonably request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records that it maintains for the Fund are the property of the Fund, agrees to preserve for the periods described by Rule 31a-2 under the 1940 Act any records that it maintains for the Account and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Fund any records that it maintains for the Fund upon request by the Fund or the Manager. The Sub-Advisor has no responsibility for the maintenance of Fund records except insofar as is directly related to the services provided to the Fund.

         (k) Observe and comply with Rule 17j-1 under the 1940 Act and the Sub-Advisor's Code of Ethics adopted pursuant to that Rule as the same may be amended from time to time. The Manager acknowledges receipt of a copy of Sub-Advisor's current Code of Ethics. Sub-Advisor shall promptly forward to the Manager a copy of any material amendment to the Sub-Advisor's Code of Ethics.

         (l) From time to time as the Manager or the Fund may request, furnish the requesting party reports on portfolio transactions and reports on investments held by the Fund, all in such detail as the Manager or the Fund may reasonably request. The Sub-Advisor will make available its officers and employees to meet with the Fund's Board of Directors at the Fund's principal place of business on due notice to review the investments of the Fund.

         (m) Provide such information as is customarily provided by a sub-advisor and may be reasonably requested by the Fund or the Manager to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the "Code"), the 1940 Act, the Investment Advisers Act, the Securities Act of 1933, as amended (the "Securities Act"), and any state securities laws, and any rule or regulation thereunder.

         (n) Perform quarterly and annual tax compliance tests to monitor the Fund's compliance with Subchapter M of the Code. The Sub-Advisor shall notify the Manager immediately upon having a reasonable basis for believing that the Fund has ceased to be in compliance or that it might not be in compliance in the future. If it is determined that the Fund is not in compliance with the requirements noted above, the Sub-Advisor, in consultation with the Manager, will take prompt action to bring the Fund back into compliance (to the extent possible) within the time permitted under the Code.

          (o) Enter into derivatives transactions for and on behalf of the Fund using an account for the Fund in the name of BT Custodial Services Limited (ACN 000 871 661) as nominee.

     3.  Custodian

         The Fund shall appoint a Custodian to act as custodian of the Fund's assets. The Manager shall ensure that the Custodian (a) complies with the instructions of the Sub-Advisor; (b) advises the Sub-Advisor immediately of cash movements to the account and (c) provides the Sub-Advisor promptly with records of investments as and when required by the Sub Adviser. Subject to paragraph 2 (o) of this Agreement, all settlements of transactions must take place through the Custodian. The Sub-Advisor shall not be liable for any acts or omissions of the Custodian nor any loss or liability caused to the Fund or the Manager for any failure by the Custodian to act in accordance with the instructions of the Sub-Advisor. The Manager shall ensure that all operational arrangements with the Custodian are satisfactory to the Sub-Advisor.

     4.  Compensation

         As full compensation for all services rendered and obligations assumed by the Sub-Advisor hereunder with respect to the Fund, the Manager shall pay the compensation specified in Appendix A to this Agreement.


     5.  Sub-Advisor's Representations And Warranties.
         ---------------------------------------------

         Sub-Advisor hereby represents and warrants to the Manager as follows:

(a)      It is duly organized, validly existing and in good standing.

(b) It has the power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution of this Agreement and the performance of the Sub-Advisor's obligations hereunder have been duly authorized and no other proceedings are necessary to authorize this Agreement.

(c) Neither the execution of this Agreement nor the acts contemplated hereby nor compliance by the Sub-Advisor with any provisions hereof will violate
     (a) any provisions of the Sub-Advisor's organizational documents, (b) any statute, law, judgement, decree, order, regulation or rule of any court or governmental authority applicable to the Sub-Advisor or, (c) be in conflict with, or constitute a default under or permit the termination of, or require the consent of any person under any agreement to which the Sub-Advisor may be bound.

     6.  Manager's Representations And Warranties.
         -----------------------------------------

(a) Manager represents that it is duly organized, validly existing and in good standing.

(b) Manager represents that it has the power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution of this Agreement and the performance of the Manager's obligations hereunder have been duly authorized by the Manager and no other proceedings on the part of the Manager are necessary to authorize this Agreement.

(c) Manager represents that neither the execution of this Agreement nor the acts contemplated hereby nor compliance by the Manager with any provisions hereof will (a) violate any provision of the Manager's organizational documents, (b) violate any statute, law, judgement, decree, order, regulation or rule of any court or governmental authority applicable to the Manager, or (c) be in conflict with, or constitute a default under, or permit the termination of, or require the consent of any person under, any agreement to which the Manager may be bound which violation, conflict, default, termination or absence, in the aggregate, would have a material adverse effect on the financial condition of the Manager.

(d) Manager has requested and received all information from the Sub-Advisor that the Manager deems relevant to the engagement of the Sub-Advisor as contemplated by this Agreement. The Manager acknowledges receipt of a copy of the Sub-Advisor's Form ADV as such form exists on the date of this Agreement.

(e) The Employee Retirement Income Security Act of 1974 is not applicable to any asset in the Fund. To the extent any law of any political jurisdiction is applicable to the Fund or any of its assets, the Manager shall be responsible for assuring that any instructions given by the Manager to the Sub-Advisor are consistent with any such law, and the Sub-Advisor shall have no responsibility for such compliance. To the extent any federal securities law of the United States of America is applicable at any time, the Fund constitutes a "qualified institutional buyer", an "accredited investor", and a "qualified purchaser" as those concepts are defined in the federal securities laws of the United States of America.

     7.  Liability of Sub-Advisor

(a) Neither the Sub-Advisor nor any of its directors, officers, employees, agents or affiliates shall be liable to the Manager, the Fund or its shareholders for any loss suffered by the Manager or the Fund resulting from any error of judgment made in the good faith exercise of the
     Sub-Advisor's investment discretion in connection with selecting investments for the Fund or as a result of the failure by the Manager or any of its affiliates to comply with the terms of this Agreement and/or any insurance laws and rules, except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Sub-Advisor or any of its directors, officers, employees, agents, or affiliates.

(b) Without limiting the generality of sub-paragraph (a), the Sub-Advisor shall not be responsible or liable for the acts or omissions of any agents, other than Supervised Agents or its own acts or omissions premised on misinformation provided by the Custodian or any agents, other than Supervised Agents. The Sub-Advisor shall not be responsible or liable for the acts or omissions of the Custodian.

(c) "Supervised Agent" means an agent of the Sub-Advisor which in fact acts under the control and supervision of the Sub-Advisor, but does not include an agent of the Sub-Advisor which:

(1) is a broker or Clearing House or who otherwise acts in a Clearing House or broking capacity; or

(2) is an agent, or one of a class of agents, nominated in writing by the Sub-Advisor for this purpose and which is not objected to by the Manager within 14 days of the date the Manager receives the nomination; or

(3) is an agent whose conduct or actions is not capable of supervision by the Sub-Advisor, in respect of the particular matter to which reference is made; or

(4) acts in accordance with the direction of the Manager in respect of the particular matter to which reference is made.

(d) "Clearing House" means a person who provides facilities for the transfer of securities or settlement in the ordinary course of trading in securities.

     8.  Supplemental Arrangements

         The Sub-Advisor may enter into arrangements with other persons affiliated with the Sub-Advisor or with unaffiliated third parties to better enable the Sub-Advisor to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Sub- Advisor, subject to written notification to and approval of the Manager and, where required by applicable law, the Board of Directors of the Fund.

     9.  Regulation

         The Sub-Advisor shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body may request or require pursuant to applicable laws and regulations.

     10. Retain Counsel

         The Sub-Advisor may retain counsel on behalf of the Manager or the Fund in the event of actual or threatened litigation or other proceedings potentially affecting any investment. Such retention of counsel shall be subject to the prior consent of the Manager, which consent shall not be unreasonably withheld. In the event that the Sub-Advisor believes that an attorney must be retained immediately or the interests of the Manager or the Fund will be compromised, the Sub-Advisor may retain any such attorney immediately and promptly thereafter seek approvals from the Manager.

     11. Duration and Termination of This Agreement

         This Agreement shall become effective on the latest of (i) the date of its execution, (ii) the date of its approval by a majority of the Board of Directors of the Fund, including approval by the vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, the Sub-Advisor, Principal Life Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval or (iii) if required by the 1940 Act, the date of its approval by a majority of the outstanding voting securities of the Fund. It shall continue in effect thereafter from year to year provided that the continuance is specifically approved at least annually either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund and in either event by a vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, Principal Life Insurance Company, the Sub-Advisor or the Fund cast in person at a meeting called for the purpose of voting on such approval.

         If the shareholders of the Fund fail to approve the Agreement or any continuance of the Agreement in accordance with the requirements of the 1940 Act, the Sub-Advisor will continue to act as Sub-Advisor with respect to the Fund pending the required approval of the Agreement or its continuance or of any contract with the Sub-Advisor or a different manager or sub-advisor or other definitive action; provided, that the compensation received by the Sub-Advisor in respect to the Fund during such period is in compliance with Rule 15a-4 under the 1940 Act.

         This Agreement may be terminated at any time without the payment of any penalty by the Board of Directors of the Fund or by the Sub-Advisor, the Manager or by vote of a majority of the outstanding voting securities of the Fund on sixty days written notice. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 7, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment" and "voting security") shall be applied.

     12. Amendment of this Agreement

         No material amendment of this Agreement shall be effective until approved, if required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, by vote of the holders of a majority of the outstanding voting securities of the Fund and by vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, the Sub-Advisor, Principal Life Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval.

     13. General Provisions

         (a) Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Iowa. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (b) All notices given pursuant or in connection with this Agreement shall be in writing and shall be deemed given if delivered personally or telecopied by telefacsimile transmission subject to confirmation by telephone by an authorized representative of the recipient, or sent by nationally recognized courier service or mailed by registered, certified or express mail, postage prepaid, and shall be deemed given when so delivered personally, or transmitted by telefacsimile or, if mailed, five (5) days after the date of mailing to the following addresses, or to such other address as the parties shall designate in writing from time to time:

                             Sub-Advisor:  BT Funds Management Limited
                                           Attn:  Business Manager-Equities
                                           Level 15
                                           Chifley Tower
                                           2 Chifley Square
                                           Sydney NSW 2000

                            Facsimile: 612-9259-9706
                            Telephone: 612-9259-3448

                            Manager/Fund:        Principal Financial Group
                            Des Moines, IA 50392-0200
                                                  Attn:  Arthur S.  Filean

                             Facsimile: 515-235-9235
                             Telephone: 515-247-5476

          (c) The Sub-Advisor will promptly notify the Manager in writing of the occurrence of any of the following events:

              (1) the  Sub-Advisor  fails  to be  registered  as  an  investment adviser under the Investment Advisers Act or under the laws of any jurisdiction in which the Sub-Advisor is required to be registered as an investment advisor in order to perform its obligations under this Agreement.

              (2) the Sub-Advisor is served or otherwise  receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund.

         (d) The Manager shall provide (or cause the Fund custodian to provide) timely information to the Sub-Advisor regarding such matters as the composition of the assets of the Fund, cash requirements and cash available for investment in the Fund, and all other reasonable information as may be necessary for the Sub-Advisor to perform its duties and responsibilities hereunder.

         (e) This Agreement contains the entire understanding and agreement of the parties.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.


 PRINCIPAL MANAGEMENT CORPORATION


                    By _/s/A. S. Filean____________________________
                       A.S. Filean, Senior Vice President


                    BT FUNDS MANAGEMENT (INTERNATIONAL) LIMITED


                    By _/s/Grant Forster___________________________

                                                               BT- PB-9

                                   APPENDIX A


     The Sub-Advisor shall serve as investment sub-advisor for the Fund. The Manager will pay the Sub-Advisor, as full compensation for all services provided under this Agreement, a fee computed at an annual rate as follows (the "Sub-Advisor Percentage Fee"):

First $250,000,000 of assets.......................................0.600%
Next 250,000,000 of assets.........................................0.575
Next 250,000,000 of assets.........................................0.550
Next 250,000,000 of assets.........................................0.525
Assets above $1,000,000,000........................................0.500

     The Sub-Advisor Percentage Fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly to the Sub-Advisor. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the applicable annual rate described above and multiplying this product by the net assets of the Fund as determined in accordance with the Fund's prospectus and statement of additional information as of the close of business on the previous business day on which the Fund was open for business.

     If this Agreement becomes effective or terminates before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.